Exhibit 10.61

DaVita HealthCare Partners Inc.

Stock Appreciation Right Agreement

under the

DaVita Inc. 2011 Incentive Award Plan

and Long-Term Incentive Program

Primary Terms

Grantee:	Sample Example

Teammate Number:	123456

Address:	1234 Any Street
Apt. # A
Any Town, US 12345

Grant Date:

Base Shares:	[xxx]

Base Price per Share:	[$xx.x]

Expiration Date:	[5 years from grant date]

Plan Name:	2011 Incentive Award Plan

Plan ID#:	2011

Vesting Schedule:	[VESTING DATES]

The terms set forth above, together with the terms and conditions attached, constitute one agreement.

Note: Please mark and initial any correction to the Name, SSN and/or Address shown on this page before returning a signed copy of this agreement to the Stock Plan Administrator.

This Stock Appreciation Rights Agreement is dated as of                      (“Grant Date”) by and between DaVita HealthCare Partners Inc., a Delaware corporation (“Company”) and Sample Example (“Grantee”) pursuant to the DaVita Inc. 2011 Incentive Award Plan (“Plan”). Capitalized terms that are used but not defined in this document shall have the meanings set forth in the Plan.

1. Grant of SAR.

The Company hereby grants to the Grantee the right (“SAR”) to receive with respect to all or any portion of [xxx] shares (“Base Shares”) of the common stock of the Company (“Common Stock”) a number of shares (“Gain Shares”) of Common Stock with a Fair Market Value equal to the amount by which the Fair Market Value of one share of Common Stock on the date on which the SAR is exercised exceeds a base price of [$xx.x] per share (“Base Price”).

2. Term of SAR.

(a) This SAR shall be effective for the period (“Term”) from the Grant Date shown above through [EXPIRATION DATE] (“Expiration Date”).

(b) In the case of the termination of the Grantee’s employment with the Company for any reason (whether voluntary or involuntary) (“Severance”), the following rules shall apply in determining the date on which the SAR shall terminate.

(i) If the Grantee dies while employed by the Company or during the three (3) month period immediately subsequent to his or her Severance, the SAR shall terminate one (1) year from the date of the Severance.

(ii) If the Grantee was disabled (within the meaning of Section 22(e)(3) of the Code) at the time of his or her Severance, the SAR shall terminate one (1) year following the Severance.

(iii) In all other cases, the SAR shall terminate three (3) months following the Severance.

(iv) Notwithstanding the foregoing, the SAR shall terminate no later than the Expiration Date, regardless of whether or not Grantee remains in the employ of the Company.

(c) If the Grantee is transferred between the Company and a subsidiary thereof, or vice versa, or between subsidiaries, Severance shall not be deemed to have occurred.

(d) If there is a meaningful reduction, determined in the Company’s sole discretion, in both the Grantee’s duties and responsibilities and the level of the Grantee’s regular cash compensation for an extended or indefinite period of time, the Company reserves the right to unilaterally revoke some or all of the unvested portion of the SAR.

3. Exerciseability.

(a) The Base Shares subject to this SAR shall become exerciseable (“vest”) on the dates indicated under the Vesting Schedule table above such that this SAR shall be fully exerciseable on the last date listed on such table; provided, however, that such vesting shall cease at the time of Grantee’s Severance.

(b) These installments shall be cumulative, so that this SAR may be exercised as to any or all of the Base Shares covered by an installment at any time or times after the installment becomes vested and until this SAR terminates.

(c) The foregoing notwithstanding, in the event that either (i) in connection with a “Change of Control” (defined below), the “Acquiror” (defined below) fails to assume, convert or replace this SAR, or (ii) the Grantee’s employment is terminated within the twenty-four (24) month period following a Change of Control by the Company (or the Acquiror) other than for “Cause” (defined below) or, if applicable, by the Grantee in accordance with the termination for “Good Reason” provisions of the Grantee’s employment agreement, if any, then, in any such case, this SAR shall automatically vest and become immediately exerciseable in its entirety, such vesting to be effective as of immediately prior to the effective date of the Change of Control in the case of (i), and as of the date of termination of the Grantee’s employment in the case of (ii).

For purposes of this agreement, a “Change of Control” is defined herein as

(i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) under the Exchange Act) becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), or

(ii) any merger or consolidation or reorganization in which the Company does not survive, or

(iii) any merger or consolidation in which the Company survives, but the shares of the Company’s Common Stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the Company after such merger or consolidation, or

(iv) any transaction in which more than 50% of the Company’s assets are sold, provided, however, that no transaction contemplated by clauses (i) through (iv) above shall constitute a Change of Control if both (x) the person acting as the Chief Executive Officer of the Company for the six months prior to such transaction becomes the Chief Executive Officer or Executive Chairman of the Board of Directors of the entity that has acquired control of the Company as a result of such transaction (the “Acquiror”) immediately after such transaction and remains the Chief Executive Officer or Executive Chairman of the Board of Directors for not less than one year following the transaction and (y) a majority of the Acquiror’s board of directors immediately after such transaction consist of persons who were directors of the Company immediately prior to such transaction.

For purposes of this Agreement, “Cause” means: (1) a material breach by the Grantee of those duties and responsibilities of the Grantee which do not differ in any material respect from the duties and responsibilities of the Grantee during the ninety (90) day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Grantee’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (2) willful misconduct or gross negligence which results in material harm to the Company; or (3) the conviction of the Grantee of, or a plea of nolo contendere by the Grantee to, a felony or other crime involving fraud or dishonesty; or (4) willful violation of Company policies which results in material harm to the Company.

(d) Except as otherwise provided for herein, the Grantee’s Severance (whether by reason of death or otherwise) shall not accelerate the number of Base Shares with respect to which an SAR may be exercised.

4.	Method of Exercising.

This SAR may be exercised by the Grantee upon delivery of the following documents to the Company at its principal executive offices, or as otherwise required in accordance with a broker-assisted cashless exercise program:

(a) Written notice, in the form of a completed exercise election form, specifying the number of Base Shares with respect to which the SAR is being exercised;

(b) Such agreements or undertakings that are required by the Committee pursuant to the Plan; and

(c) Provision for the payment of any taxes (including withholding taxes) which may be required by the Committee.

5.	Settlement of SAR.

Upon exercise of the SAR, in whole or in part, the Company shall:

(a) provide for the registration in book-entry form for the Grantee’s benefit of the Gain Shares (rounded down to the nearest whole number, and which may be reduced by any Gain Shares required to be withheld or sold on behalf of the Grantee to satisfy tax withholding requirements), or

(b) deliver to the Grantee a stock certificate representing the Gain Shares (rounded down to the nearest whole number, and which may be reduced by any Gain Shares required to be withheld or sold on behalf of the Grantee to satisfy tax withholding requirements).

6. Clawback Provision.

Notwithstanding any other provision in this agreement to the contrary, Grantee shall be subject to the written policies of the Company’s Board of Directors applicable to Company executives, including without limitation any Board policy relating to recoupment or “clawback” of compensation arising from exercise of this SAR, as they exist from time to time during the Grantee’s employment by the Company and thereafter.

7.	Assignments.

(a) This SAR shall be exercisable only by the Grantee during the Grantee’s lifetime, provided that in the event of the death of the Grantee while employed by the Company or during the three (3) month period immediately subsequent to his or her Severance, this SAR may be exercised by any of the Grantee’s executor, heirs or administrator to whom this SAR may have been assigned or transferred as provided in Section 7(b) below.

(b) The rights of the Grantee under this SAR may not be assigned or transferred except by will or by the laws of descent and distribution.

8.	No Rights as a Stockholder.

The Grantee shall have no rights as a stockholder of any Base Shares or Gain Shares unless and until the Gain Shares are issued to Grantee upon the exercise of the SAR.

9.	Interpretation of SAR.

(a) This SAR is granted under the provisions of the Plan and shall be interpreted in a manner consistent with it.

(b) Any provision in this SAR inconsistent with the Plan shall be superseded and governed by the Plan.

(c) For all purposes under this SAR, employment by the Company shall include employment by the Company or any subsidiary thereof.

10.	Restrictions on Transfer of Shares.

The Grantee acknowledges that any Gain Shares issued upon exercise of this SAR may be subject to such restrictions on transfer as the Company may deem necessary to comply with all applicable state and federal securities laws and regulations.

11.	Amendments.

Except as provided in Section 2(d) above, this SAR may be amended at any time with the consent of the Company and the Grantee.

12.	Non-Competition/Non-Solicitation/Non-Disclosure.

[Subparagraph (a) applies to Grantees outside of California only.] (a) Non-Competition. The Grantee acknowledges and recognizes the highly competitive nature of the business of the Company and accordingly agrees that while Grantee is an employee of the Company and for the [one year for VPs/6 months for Directors/3 months for managers] period following termination of such relationship for any reason (whether voluntary or involuntary) (the “Restricted Period”), the Grantee shall not, as an employee, independent contractor, consultant, or in any other form, prepare to provide or provide any of the same or similar services that Grantee performed during his/her employment with (or service to) Company for any other individual, partnership, limited liability company, corporation, independent practice association, management services organization, or any other entity (collectively, “Person”) that competes in any way with the area of business of the Company, or any of its subsidiaries or affiliates, in which Grantee worked and/or performed services. For purposes of the above, preparing to provide any of the same or similar services includes, but is not limited to, planning with any Person on how best to compete with Company or any of its subsidiaries or affiliates, or discussing Company’s, or any of its subsidiaries’ or affiliates’ business plans or strategies with any Person.

The Grantee further agrees that during Restricted Period, Grantee shall not own, manage, control, operate, invest in, acquire an interest in, or otherwise engage in, act for, or act on behalf of any Person (other than Company and its subsidiaries and affiliates) engaged in any activity that Grantee was responsible for during Grantee’s employment with Company where such activity is similar to or competitive with the activities carried on by Company or any of its subsidiaries or affiliates.

The Grantee acknowledges that during the Restricted Period, the Grantee may be exposed to confidential information and/or trade secrets relating to business areas of the Company or any of its subsidiaries or affiliates that are different from and in addition to the areas in which Grantee primarily works for Company (the “Additional Protected Areas of Business”). As a result, the Grantee agrees he/she shall not own, manage, control, operate, invest in, acquire an interest in, or otherwise act for, act on behalf, or provide the same or similar services to, any Person that engages in the Additional Protected Areas of Business.

The Grantee acknowledges and agrees that the geographical limitations and duration of this covenant not to compete are reasonable.

To the extent that the provisions of this Section 12(a) conflict with any other agreement signed by Grantee relating to non-competition, the provisions that are most protective of the Company’s, and any of its subsidiaries’ or affiliates’, interests shall govern.

(b) Non-Solicitation. Grantee agrees that during the term of his/her employment and/or service to Company or any of its subsidiaries or affiliates and for the one-year period following the termination of his/her employment and/or service for any reason (whether voluntary or involuntary), Grantee shall not (i) solicit any of Company’s or any of its subsidiaries’ or affiliates’ employees to work for any Person, (ii) hire any of Company’s, or any of its subsidiaries’ or affiliates’, employees to work (as an employee or an independent contractor) for any Person, (iii) take any action that may reasonably result in any of Company’s, or any of its subsidiaries’ or affiliates’, employees going to work (as an employee or an independent contractor) for any Person, (iv) induce any patient or customer of Company, or any of its subsidiaries or affiliates, either individually or collectively, to patronize any competing business; (v) request or advise any patient, customer, or supplier of Company, or any of its subsidiaries or affiliates, to withdraw, curtail, or cancel such person’s business with Company, or any of its subsidiaries or affiliates; (vi) enter into any contract the purpose or result of which would benefit Grantee if any patient or customer of Company, or any of its subsidiaries or affiliates, were to withdraw, curtail, or cancel such person’s business with Company, or any of its subsidiaries or affiliates; (vii) solicit, induce, or encourage any physician (or former physician) affiliated with Company, or any of its subsidiaries or affiliates, or induce or encourage any other person under contract with Company, or any of its subsidiaries or affiliates, to curtail or terminate such person’s affiliation or contractual relationship with Company, or any of its subsidiaries or affiliates; or (viii) disclose to any Person the names or addresses of any patient or customer of Company, or any of its subsidiaries or affiliates.

(c) Non-Disclosure. In addition, Grantee agrees not to disclose or use for his or her own benefit or purposes or for the benefit or purposes of any Person other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development, programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company or any of its subsidiaries or affiliates (“Information”); provided, however, the foregoing shall not apply to (i) Information which is not unique to the Company or any of its subsidiaries or affiliates, or (ii) Information which is generally known to the industry or the public other than as a result of the Grantee’s breach of this covenant, or (iii) disclosure that is required by any applicable law, rule or regulation. If Grantee receives such a request to produce Information in his or her possession, Grantee shall provide the Company reasonable advance notice, in writing, prior to producing said Information, so as to give the Company reasonable time to object to Grantee producing said Information. Grantee also agrees that Grantee will not become employed by or enter into service with any Person other than the Company and any of its subsidiaries or affiliates in which Grantee will be obligated to disclose or use any Information, or where such disclosure would be inevitable because of the nature of the position.

(d) If, at any time within (a) the Term of this SAR, or (b) one (1) year after termination of Grantee’s employment with the Company, or any of its subsidiaries or affiliates, for any reason (whether voluntary or involuntary), whichever is the latest, Grantee (i) breaches the non-competition provision of Section 12(a), (ii) breaches the non-solicitation provision of Section 12(b), (iii) breaches the non-disclosure provision of Section 12(c), (iv) is convicted of a felony, (v) has been adjudicated by a court of competent jurisdiction of having committed an act of fraud or dishonesty resulting or intending to result directly or indirectly in personal enrichment at the expense of the Company or any of its subsidiaries or affiliates, or (vi) is excluded from participating in any federal health care program, then (1) this SAR shall terminate effective on the date on which Grantee enters into such activity and (2) the Company may seek temporary, preliminary, and permanent injunctive relief to prevent any actual or threatened breach or continuation of any breach of this Agreement without the necessity of proving actual damages or posting a bond or other security (which Grantee hereby agrees to) and/or an order requiring Grantee to repay the Company any gain realized by Grantee from exercising all or a portion of this SAR.

13.	Compliance.

It is understood and agreed upon that at all times Grantee will act in full compliance with the Company’s Code of Conduct, Policies and Procedures, JV Compliance Handbook, MDA Compliance Handbook, Gift Policy and the credentialing process (collectively, the “Policies”).

Grantee may not improperly use something of value to attempt to induce or actually induce, either directly or indirectly, a patient to switch to, or continue to receive, treatment at a Company dialysis center in violation of the Policies. Inducement may include paying a patient, providing gifts, or otherwise providing something of value to a patient to switch to, or continue to receive treatment at a Company dialysis center. Grantee also may not attempt to induce or actually induce a referral source with something of value to obtain referrals in violation of the Policies.

If Grantee’s conduct, whether related to the SAR granted under this Agreement or otherwise, violates the requirements of the immediately preceding two paragraphs, then Grantee will forfeit any unvested portion of the SAR granted under this Agreement and be subject to immediate disciplinary action, up to and including termination.

If at any time Grantee has questions or concerns about the Compliance provisions in this Section 13, or suspects any improper conduct related to this initiative, Grantee should immediately contact his or her supervisor or Team Quest. Grantee also may anonymously and confidentially call the Company’s Compliance Hotline at 1-888-458-5848.

This agreement may be considered null and void at the discretion of the Company if a signed copy is not returned to the People Services Department no later than 120 days from the Grant Date.

In Witness Whereof, the Company and the Grantee have executed this SAR effective as of the date first written above.

Grantee	Company

Printed Name	Printed Name

Signature	Signature

Title	Title

Division/Department	Division/Department